AEMETIS

Aemetis Presentation

September 2019

Disclaimer

Certain of the statements contained herein may be statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements which are forward-looking by reason of context, the words "may, will, should, expects, plans, intends, anticipates, believes, estimates, predicts, potential, or continue" and similar expressions identify forward-looking statements.

Actual results, performance or events may differ materially from those projected in such statements due to, without limitation: (i) general economic conditions, (ii) ethanol and gasoline prices, (iii) commodity prices, (iv) distillers grain markets, (v) supply and demand factors, (vi) transportation rates for rail/trucks, (vii) interest rate levels, (viii) ethanol imports, (ix) changing levels of competition, (x) changes in laws and regulations, including govt. support/incentives for biofuels, (xi) changes in process technologies, (xii) the impact of acquisitions, including related integration issues, (xiii) reorganization measures and (xiv) general competitive factors on a local, regional, national and/or global basis, (xv) natural gas prices, and (xvi) chemicals and enzyme prices.

The matters discussed herein may also involve risks and uncertainties described from time to time in the company's annual reports and/or auditors' financial statements. The company assumes no obligation to update any forward-looking information contained herein and assumes no liability for the accuracy of any of the information presented herein as of a future date.

Non-GAAP Financial Information

We have provided non-GAAP measures as a supplement to financial results based on GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying supplemental data. Adjusted EBITDA is defined as net income/(loss) plus (to the extent deducted in calculating such net income) interest expense, loss on extinguishment, income tax expense, intangible and other amortization expense, accretion expense, depreciation expense, and share-based compensation expense.

Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered as an alternative to net income/(loss), operating income or any other performance measures derived in accordance with GAAP or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a useful performance measure that is widely used within the industry in which we operate. In addition, management uses Adjusted EBITDA for reviewing financial results and for budgeting and planning purposes. EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.

At A Glance

Aemetis is a renewable fuels company producing low carbon products to replace petroleum by the acquisition, development and commercialization of innovative technologies.

- **Current Operations**
  - *California Ethanol Plant* at Keyes, California
    - 65 million gallon per year ethanol and animal feed production
    - $150 million revenues in 2018 (operated at capacity since year 2011)
    - Upgrades to increase cash flow by $15 million per year
  - *India Biodiesel Plant* at port of Kakinada on East Coast of India (no term debt)
    - Recently upgraded 50 million gallon per year capacity distilled biodiesel and refined glycerin facility with waste oil feedstock pretreatment unit
    - Scaleup: 6 million gallons sold in 2018 increases to 50 million gallons
    - $21 million revenues during 2018, grows to $160 million revenues at capacity
- **Advanced Fuels Expansion Projects under Construction in 2019**
  - *Dairy Biogas System* in California funded by $30 million of preferred equity + grants generating $25 million per year of EBITDA by end of year 2020
  - *Waste Wood Ethanol Plant* producing advanced ethanol from biomass in California to generate projected $85 million revenues and $55 million annual EBITDA in 2021
- **Strengthening Balance Sheet**
  - Replacing $125 million bridge loan with low interest rate, longer term debt
  - Potential $15+ million per year interest and fees reduction from refinancing

Key Facts *as of June 2019*	
Symbol	NasdaqGM: AMTX
Revenue	$171 million (2018)
Project Investment	$302 million
Senior Debt	$125 million
EB-5 Sub-Debt	$38 million <1% interest rate

Our Market Opportunity

- Federal and California low carbon renewable fuel standards require certain obligated parties to blend increasing amounts of renewable fuels into transportation fuel sold in the United States.
- Renewable fuels with lower carbon scores, such as dairy biogas and cellulosic biofuels from orchard waste, are more valuable than traditional renewable fuels with higher carbon scores.
- The 2007 Federal Energy Independence and Security Act states military, economic and environmental reasons for increasing renewable fuels to 36 billion gallons per year in the US.



Lower Price
Higher Carbon
California Ethanol (D6)
Traditional corn ethanol
20% carbon reduction
Advanced Biofuels (D5)
Sugarcane ethanol, renewable heating oil
50% carbon reduction
Biodiesel (D4)
Biodiesel and renewable diesel
50% carbon reduction
Waste Wood Ethanol Plant and Dairy Biogas System (D3)
Cellulosic ethanol and Renewable Natural Gas
60% carbon reduction
Higher Price
Lower Carbon

Economic incentives created by federal and state regulatory frameworks incentivize the production of advanced biofuels from non-food feedstocks by providing valuable renewable fuel credits known as LCFS credits and D3 RINs.

Highly Experienced Management and Board of Directors



Eric McAfee - Chairman of the Board and CEO
- Founder of *Aemetis (NASDAQ: AMTX)* and co-founder of $1.6 billion revenues *Pacific Ethanol (NASDAQ: PEIX)*
- Founding shareholder of oil production company *Evolution Petroleum (NYSE: EPM)*
- Founded seven public companies and funded twenty-five private companies as principal investor



Todd Waltz - EVP and CFO
- Joined Aemetis in 2007
- Served in senior financial management roles with Apple for 12 years
- Ernst & Young CPA



Andy Foster - EVP and President, Aemetis Advanced Fuels
- Joined Aemetis in 2006
- Senior executive at three Silicon Valley tech companies
- Served in the George H.W. Bush White House (1989-1992) as Associate Director of the Office of Political Affairs and as Deputy Chief of Staff for Illinois Governor Edgar for five years



Sanjeev Gupta - EVP and President, Aemetis International
- Joined Aemetis in 2007
- Previously head of petrochemical trading company with $250 million of annual revenue and offices on several continents

Board of Directors

Lydia Beebe - Former Corporate Officer for 20 years at Chevron
John Block - Former Secretary of Agriculture from 1981-86 under President Reagan
Fran Barton - Former CFO of five high tech companies with revenues above $1 billion
Dr. Steven Hutcheson - Molecular genetics founder of Zymetis, acquired in 2011 by Aemetis

Our highly experienced management team and board of directors have deep industry knowledge, regulatory relationships and execution experience.

Plan for Revenue and Earnings Growth: California Ethanol Plant



California Ethanol Plant (TTM)	
Ethanol Production	65 million gallons
Wet Distiller's Grains	430,200 Tons
Distiller's Corn Oil	6,100 Tons
Corn Syrup	6,600 Tons

Increase EBITDA by $15 million
Lowered Carbon Intensity score to increase EBITDA by <u>$3 million per year (Q2 2019)</u>
Installing ZEBREX™ Mitsubishi membrane dehydration system to reduce natural gas use by 20%+ to gain <u>$3 million per year (Q4 2019)</u>
Constructing plant to re-use CO2 and earn cash and tax credits worth <u>$7 million per year (2019)</u>
Reconfiguring heat exchanger to use less power and creates <u>$2 million per year (2020)</u>

Plan for Revenue and Earnings Growth: India Biodiesel Plant



India Biodiesel Plant	
Biodiesel Capacity	50 million gallons
Refined Glycerin Capacity	15,000 Tons
Revenues 2018	$21 million
Revenues at full capacity	$160 million

EBITDA $12 million run rate by YE 2019
Awarded $23 million India government contract for biodiesel supply in 2019
Built regional distribution locations for biodiesel, launching retail sales and wholesale supply for mining, construction and trucking
Completed biodiesel pretreatment unit for lower cost waste feedstock
Revenues growing from $21 million in 2018 to full capacity of $160 million per year by YE 2020

Plan for Revenue and Earnings Growth: Dairy Biogas System

Aemetis Biogas Digesters, Pipeline and Compression Project

Constructing biomethane digesters at a dozen dairies near existing California plant connected by pipeline to a gas cleanup and compression facility to collect dairy biogas to produce Renewable Natural Gas (RNG) to displace diesel.


Keyes Plant
Contracted Dairy Partners
Pipelines
Planned Dairy Partners
Denair
Delhi
165



Products and Key Markets

- Biogas for Ethanol plant to increase ethanol price
- RNG sales to local trucking customers
- RNG sold into natural gas pipeline

$56 million Non-dilutive Funding

- $30 million non-dilutive, automatically-redeemed equity
- $16 million state grants received or pending
- $10 million utility/state planned grants for pipeline and gas cleanup

Growth

- 2 Dairy digesters and four mile pipeline by Q4 2019
- 11 digesters and 30+ mile pipeline by Q4 2020
- $2 million revenues run rate by Q4 2019
- $30 million revenues run rate by YE 2020
- Expansion to 30+ dairies

Plan for Revenue and Earnings Growth: Waste Wood Ethanol Plant

Aemetis Waste Wood Ethanol Project

A patented technology from InEnTec with proven gas fermentation technology from LanzaTech creates high-value, low-carbon cellulosic ethanol from waste wood generated from 1.5 million acres of almond and walnut orchards in California.



1

Waste Wood Feedstock

1.6 million tons per year of waste orchard wood that could otherwise be burned and create air pollution and carbon emissions.



Feedstock
Electricity
Byproduct

2 InEnTec

Thermal Transformation

The feedstock is converted to gas using a high temperature system to create syngas, which is cooled and cleaned.



Proprietary Microbe
Compression
Fermentation

3 LanzaTech

LanzaTech Fermentation

Syngas is converted to ethanol using a patented microbe that consumes gas to produce hydrocarbons.



Recovery
Product Tank

4 AEMETIS

Distillation

Ethanol broth is distilled to produce commercial grade cellulosic ethanol.

The InEnTec and LanzaTech processes successfully integrated at our demonstration unit, operating continuously for more than 120 days with 94% uptime producing record yields. Signed 20-year fixed price feedstock contract.

Our Waste Wood Ethanol Plant Market Opportunity

- The higher price obtained by producing renewable fuels with lower carbon intensity combined with reduced costs from using waste feedstocks significantly increases profit margins.



Waste Wood Ethanol
Price
EBITDA 66%
G&A 4%
Transformation Cost 27%
Feedstock 3%
Traditional Ethanol
EBITDA 3%
G&A 3%
Transformation Cost 24%
Feedstock 70%

Low cost of waste feedstocks and the increased value of LCFS Credits and RINs received from producing lower carbon advanced biofuels are key drivers that increase revenue and expand profit margins.

Waste Wood Ethanol Plant

Projected Income Statement for Waste Wood Ethanol Plant[1]

	2019F	2020F	2021F	2022F	2023F
Plant Capacity	0%	13%	100%	100%	100%
(Amounts in millions)					
Revenue	$0	$11.3	$82.3	$82.1	$82.8
COGS	0	7.4	31.4	31.5	31.8
Operating Expenses	2.3	2.5	2.8	2.5	2.5
Net Income	(2.6)	(9.3)	36.4	37.2	31.1
Adjusted EBITDA	$(2.3)	$3.6	$56.5	$56.5	$56.3

1. The information on this slide constitutes forward-looking statements as described on slide 2 of this presentation. All revenue, capacity and other projections are subject to change and based upon current expectations.

Construction of the Riverbank Cellulosic Plant implements proven, patented technologies to produce high-value, low-carbon cellulosic ethanol and is expected to be a key driver in revenue growth with strong margins.

Revenue and EBITDA Growth Plan

Projected Consolidated Revenues and EBITDA Summary [1]

Revenues (in millions)	2018	2019F	2020F	2021F	2022F	2023F
California Ethanol Plant	$150.0	$152.0	$153.4	$156.9	$157.2	$158.9
India Biodiesel Plant	21.5	48.4	87.7	116.1	167.7	212.9
Dairy Biogas System	-	2.4	11.3	32.5	43.9	63.7
Waste Wood Ethanol Plant	-	-	11.3	82.3	82.1	82.8
Corporate	-	-	-	-	-	-
Total Revenues	**$171.5**	**$202.8**	**$263.7**	**$387.8**	**$450.9**	**$518.3**

Adjusted EBITDA (in millions)	2018	2019F	2020F	2021F	2022F	2023F
California Ethanol Plant	$4.2	$6.1	$8.5	$12.1	$12.4	$14.0
India Biodiesel Plant	1.1	2.8	5.5	7.4	10.8	13.5
Dairy Biogas System	-	1.6	8.9	29.5	39.3	59.3
Waste Wood Ethanol Plant	(0.4)	(2.3)	3.6	56.5	56.5	56.3
Corporate	(8.5)	(5.7)	(5.7)	(5.7)	(5.7)	(5.7)
Total Adjusted EBITDA	**$(3.6)**	**$2.5**	**$20.8**	**$99.8**	**$113.3**	**$137.4**

With about 20 million outstanding shares at Aemetis, our projects are financed to drive significant increases in revenue and expanding margins with minimal or no ownership dilution to parent company shareholders.

1. The information on this slide constitutes forward-looking statements as described on slide 2 of this presentation. All revenue and EBITDA projections are subject to change and based upon current expectations.


AEMETIS

Appendix A

Aemetis, Inc. Project Investments		
(Amounts in millions)	**March 31, 2019**	**Comments**
California Ethanol Plant – physical assets	$145	Build/upgrade cost
California Ethanol Plant – development value	88	Development cost
India Biodiesel Plant	22	Build/upgrade cost
Dairy Digester System	9	Equity investment
Waste Wood Ethanol Plant	14	Costs of development
Patents and technology licenses	6	Equity investment
Non-controlling and other assets	18	Value at acquisition
Total	$302	

Appendix B

Aemetis, Inc. Capital Stack

(Amounts in millions, except EPS)	March 31, 2019	Rate	Terms
Third Eye Capital and Related Entities - Notes	$125.1	15.16%	Senior Secured
Subordinated Notes	16.1	8.14%	Subordinated
EB-5 Funding	38.5	1.00%	Non-Callable
Redeemable Preferred Equity	8.6	-	-
Total	$188.3		

Appendix C

Aemetis, Inc. Income Statement			
(Amounts in millions, except EPS)	**2016**	**2017**	**2018**
Revenue	$143.2	$150.2	$171.5
COGS	131.6	146.8	166.1
Operating Expenses	12.4	15.6	16.3
Interest and Other Expenses	14.8	19.6	25.3
Net Income / (loss)	$(15.6)	$(31.8)	$(36.2)
Adjusted EBITDA	$5.1	$(6.3)	$(4.3)
EPS	$(0.79)	$(1.53)	$(1.63)
Shares outstanding	19.8	19.8	20.3

Appendix D

Aemetis, Inc. Balance Sheet

(Amounts in millions, except EPS)	2016	2017	2018
Assets			
Current Assets	$7.0	$11.5	$10.3
Property, Plant and Equipment	66.4	78.8	78.5
Goodwill, Intangibles and Other Assets	4.4	4.0	3.0
Total Assets	$77.8	$94.3	$91.8
Liabilities and Equity			
Current Liabilities	$27.2	$36.0	$42.6
Long Term Liabilities	100.4	138.2	164.8
Equity	(49.8)	(78.4)	(110.9)
Non-controlling Interest	-	(1.5)	(4.7)
Total Liabilities and Equity	$77.8	$94.3	$91.8

Appendix E

Aemetis, Inc. Adjusted EBITDA			
(Amounts in millions, except EPS)	**2016**	**2017**	**2018**
Net loss attributable to Aemetis, Inc	(15.6)	$(30.3)	$(33.0)
Adjustments			
Interest expense	11.5	17.8	22.1
Depreciation expense	4.6	4.6	4.6
Share-based compensation	0.8	1.2	1.0
Loss on debt extinguishment	(2.0)	-	-
Intangibles and other amortization expense	5.8	0.4	1.0
Income tax expense	0.0	0.0	0.0
Total adjustments	20.7	24.0	28.7
Adjusted EBITDA	5.1	(6.3)	(4.3)